Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statements on Form S-1/A of Frankly, Inc. and Subsidiaries of our report dated September 19, 2016, relating to the financial statements of Gannaway Web Holdings, LLC (dba World n ow) as of August 25, 2015 and for the period from January 1, 2015 to August 25, 2015, and to the reference to our Firm under the caption “Experts”.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

May 19, 2017